                                                                      EXHIBIT 5

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
                                           BURR & FORMAN
                        (A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS)
                                       POST OFFICE BOX 830719                         WRITER'S OFFICE:
   JACK P. STEPHENSON             BIRMINGHAM, ALABAMA  35283-0719               SUITE 3100, SOUTHTRUST TOWER
DIRECT DIAL (205) 485-5201                 (205) 251-3000                        420 NORTH TWENTIETH STREET
                                                                                  BIRMINGHAM, ALABAMA 35203
                                                                                  FACSIMILE (205) 458-5100


                               October 17, 1996
                               ----------------


Board of Directors
MAIC Holding, Inc.

RE: AGREEMENT AND PLAN OF MERGER BETWEEN MOMED HOLDING COMPANY, MAIC HOLDING INC, AND MOMED ACQUISITION, INC. (THE "AGREEMENT AND PLAN OF MERGER")

Gentlemen:

        As counsel to MAIC Holdings, Inc. ("MAIC Holdings"), we have been requested to render the following opinion to you with regard to the proposed merger of MOMED Holding Company, a Missouri corporation ("MOMED") with and into MOMED Acquisition, Inc., a Missouri corporation ("MOMED Acquisition") and a wholly-owned subsidiary of MAIC Holdings ("the "Merger"). As contemplated by the Agreement and Plan of Merger between MAIC Holdings, MOMED and MOMED Acquisition, the holders of the issued and outstanding shares of the Class A Common Stock of MOMED shall, subject to the terms and conditions set forth in the Agreement and Plan of Merger, have the right to elect to have each of such holders' shares converted as of the effective time of the Merger into up to 396,852 shares of Common Stock of MAIC Holdings.


        In connection with this opinion, we have reviewed or are familiar with the following: (i) the Agreement and Plan of Merger; (ii) Order of the Missouri Insurance Commissioner dated August 13, 1996, approving the Merger and the Form A Statement Regarding the Acquisition of Control of or Merger with a Domestic Insurer filed by MAIC Holdings with the Missouri Department of Insurance on July 8, 1996; (iii) Solicitation Permit issued by the Alabama Commissioner of Insurance to MAIC Holdings on October 17, 1996; (iv) Registration Statement of MAIC Holdings on Form S-4, Commission file No. 333-13465 (Including all exhibits thereto) (the "Registration Statement"); (v) Resolutions of the Board of Directors MAIC Holdings adopted June 21, 1996, relating to the approval of the Agreement and Plan of Merger and the filing of the Registration Statement on Form S-4 with the Securities and Exchange Commission; (vi) Resolutions of the Board of Directors of MOMED dated July 26, 1996, relating to the approval of the Agreement and Plan of Merger and the submission of the Agreement and Plan of Merger for approval at a special meeting of the


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
SUITE 1800, ONE GEORGIA CENTER          SUITE 3100, SOUTHTRUST TOWER          SUITE 204, REGENCY CENTER
  600 WEST PEACHTREE STREET              420 NORTH TWENTIETH STREET              400 MERIDIAN STREET
   ATLANTA, GEORGIA  30306               BIRMINGHAM, ALABAMA  35203           HUNTSVILLE, ALABAMA  35801
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

BURR & FORMAN


Board of Directors
October 17, 1996
Page No. 2
___________________________




shareholders of MOMED Holding Company; (vii) a copy of the Certificate of Incorporation and Bylaws of MAIC Holdings; and (viii) Certificate of Good Standing with respect to MAIC Holdings issued by the Secretary of State of Delaware on September 30, 1996. In addition, we have considered such matters of law as we have deemed appropriate as a basis for our opinion set forth below.

        In rendering the opinion set forth herein, we have relied upon, and assumed the accuracy of these certificates and other statements, documents, records, and papers with respect to the factual matters set forth herein, and we assume the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies in the legal capacity of all natural persons.

        Based on the foregoing, we are the opinion, as of the date hereof:

        1. MAIC Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted;

        2. The shares of MAIC Holdings common stock to be issued as consideration pursuant to the Agreement and Plan of Merger have been duly authorized and, when so issued, will be validly issued, fully paid and non-assessable.

        The law covered by the opinions expressed herein is limited to the Federal law of the United States, the law of the State of Alabama and corporate laws of the State of Delaware;

        This letter may be relied upon by you only in connection with the offering of common stock contemplated by the Agreement and Plan of Merger and may not be used or relied upon by any other person for any purpose whatsoever, other than in connection with the regulatory requirements or response to court order, without in each instance, our prior written consent.

BURR & FORMAN


Board of Directors
October 4, 1996
Page No. 3

_________________________




        We consent to the reference of our firm under the caption "Legal" in the Registration Statement (Form S-4) and related Prospectus of MAIC Holdings, Inc., Commission File No. 333-13465.


                                        Very truly yours,

                                        /S/ Burr & Forman

                                        Burr & Forman